POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned (the "Grantor") has made, constituted and appointed, and by these presents does make, constitute and appoint, Gary W. Garson, Glenn P. Zarin and Kenneth J. Zinghini (each, an "Attorney"), the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Grantor, for and in Grantor's name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

  1. To sign on behalf of the Grantor statements on Form 3, Form 4 and Form 5 and amendments thereto (together, "Section 16 Reports") filed pursuant to Section 16(a) under the Securities Exchange Act of 1934, as amended.

  2. To do all such other acts and things as, in such Attorney's discretion, he deems appropriate or desirable for the purpose of filing such Section 16 Reports.

  The Grantor hereby ratifies and confirms all that said agents and attorneys-in-fact or any substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, the Grantor has executed this Power of Attorney as of
the   20   day of    August   , 2003.
    ------        ------------



                                      /s/ Charles M. Diker
                                      ----------------------------
                                          Charles M. Diker